UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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JNL Series Trust

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JNL SERIES TRUST

JNL/Capital Guardian Global Balanced Fund

1 Corporate Way
Lansing, Michigan 48951

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NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD MARCH 20, 2017

NOTICE IS HEREBY GIVEN that a Special Meeting (the “Meeting”) of shareholders (the “Shareholders”) of the JNL/Capital Guardian Global Balanced Fund, a series of the JNL Series Trust, a Massachusetts business trust (the “Trust”), will be held at the offices of Jackson National Life Insurance Company, 1 Corporate Way, Lansing, Michigan 48951 on March 20, 2017, at 9:00 a.m., Eastern Time, to consider and act upon the following proposal and to transact such other business as may properly come before the Meeting or any adjournments thereof:

1.	JNL/Capital Guardian Global Balanced Fund (the “Fund”) only. To approve or disapprove certain fundamental policy and investment strategy changes for the Fund (“Proposal” or “Fund Changes”).

2.	To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

The Board of Trustees of the Trust (the “Board”) unanimously recommends that Shareholders vote FOR the Fund Changes.

The persons named as proxies will vote in their discretion on any other business that may properly come before the Meeting or any adjournments or postponements thereof.

Only Shareholders of record at the close of business on January 20, 2017, the Record Date for this Meeting, shall be entitled to notice of, and to vote at, the Meeting or any adjournments thereof. The issuing insurers have fixed the close of business on March 16, 2017, as the last day on which voting instructions will be accepted.

If the necessary quorum to transact business or the vote required to approve the Proposal is not obtained at the Meeting, the persons named as proxies may propose one or more adjournments of the Meeting, in accordance with applicable law, to permit further solicitation of proxies with respect to the Proposal. Any such adjournment will require the affirmative vote of the holders of a majority of the shares of the concerned Fund present in person or by proxy at a Meeting.  The persons named as proxies will vote FOR any such adjournment those proxies which they are entitled to vote in favor of the Proposal and will vote AGAINST any such adjournment those proxies to be voted against the Proposal.

YOUR VOTE IS IMPORTANT.
PLEASE RETURN YOUR VOTING INSTRUCTIONS CARD PROMPTLY.

By Order of the Board of Trustees,

January 26, 2017	Mark D. Nerud
Lansing, Michigan	Trustee, President, and Chief Executive Officer

JNL SERIES TRUST:

JNL/Capital Guardian Global Balanced Fund

1 Corporate Way
Lansing, Michigan 48951

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PROXY STATEMENT
SPECIAL MEETING OF SHAREHOLDERS

March 20, 2017

This proxy statement is furnished in connection with the solicitation by and on behalf of the Board of Trustees (the “Trustees” or the “Board”) of JNL Series Trust (the “Trust”), a Massachusetts business trust, of proxies to be voted at a Special Meeting (the “Meeting”) of Shareholders of JNL/Capital Guardian Global Balanced Fund, a series of the Trust, to be held on March 20, 2017, at 9:00 a.m. Eastern Time, in the offices of Jackson National Life Insurance Company (“Jackson National”), 1 Corporate Way, Lansing, Michigan 48951, and any adjournment thereof, for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders (the “Notice”).

The purpose of the Meeting is to consider and act upon the following proposal and to transact such other business as may properly come before the Meeting or adjournments thereof:

1.	JNL/Capital Guardian Global Balanced Fund (the “Fund”) only: To approve or disapprove certain fundamental policy and investment strategy changes for the Fund (“Proposal” or “Fund Changes”).

2.	To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

The Notice, this Proxy Statement, and the accompanying voting instructions card were first mailed on or about February 6, 2017.

Additional Information

Additional information regarding the Trust can be found in the Trust’s most recent annual and semi-annual reports to Shareholders.

The Trust’s most recent annual and semi-annual reports to Shareholders, which include financial statements of the Trust as of December 31, 2015 (audited) and June 30, 2016 (unaudited), may be obtained without charge, by calling 1-800-644-4565 (Annuity and Life Service Center), 1-800-599-5651 (NY Annuity and Life Service Center), 1-800-777-7779 (for contracts purchased through a bank or financial institution) or 1-888-464-7779 (for NY contracts purchased through a bank or financial institution), or by writing the JNL Series Trust Service Center, P.O. Box 30314, Lansing, Michigan 48909-7814 or by visiting www.jackson.com.

VOTING INSTRUCTIONS

Quorum and Voting

The Agreement and Declaration of Trust for JNL Series Trust, dated June 1, 1994 (“Declaration of Trust”), provides that 30% of the shares entitled to vote shall be a quorum for the transaction of business at a Shareholders’ meeting, and that 30% of the aggregate number of shares in any Fund that are entitled to vote shall be necessary to constitute a quorum for the transaction of business by that Fund at a Shareholders’ meeting.  The presence of Jackson National and/or Jackson National Life Insurance Company of New York (collectively, the “Insurance Company”), through the presence of an authorized representative, constitutes a quorum.

The Declaration of Trust further provides that shares may be voted in person or by proxy. A proxy with respect to shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to the exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them.  A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving its invalidity shall rest on the challenger.  At all meetings of Shareholders, unless inspectors of election have been appointed, all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the chairman of the meeting.  A proxy shall be revocable at any time prior to its exercise by a written notice addressed to and received by the Secretary of the Trust or by voting at the Meeting.  Unless otherwise specified in the proxy, the proxy shall apply to all shares of the Fund owned by the Shareholder.

Required Vote

The Declaration of Trust provides that generally a simple majority of the votes cast is sufficient to take or authorize action upon any matter which may be presented for a Shareholder vote and a plurality of the votes is sufficient to elect a Trustee, unless more than a simple majority is required by law or the Declaration of Trust.  Where a vote of the “majority of the outstanding voting securities” of a Fund is required to approve a proposal, it shall mean the lesser of (i) 67% or more of the shares of the Fund entitled to vote thereon present in person or by proxy at the Meeting if holders of more than 50% of the outstanding shares of the Fund are present in person or represented by proxy, or (ii) more than 50% of the outstanding shares of the Fund.  The approval of a proposal depends upon whether a sufficient number of votes are cast for the proposal. Accordingly, an instruction to abstain from voting on any proposal could have the same practical effect as an instruction to vote against the proposal.

Approval of the Fund Changes by the Fund will require the affirmative vote of a majority of the outstanding voting securities of the Fund, as that term is defined under the Investment Company Act of 1940, as amended, (the “1940 Act”), which is the lesser of (a) a vote of 67% or more of the Fund shares whose holders are present or represented by proxy at the meeting if the holders of more than 50% of all outstanding Fund shares are present in person or represented by proxy at the meeting, or (b) a vote of more than 50% of all outstanding Fund shares.

If the Fund Changes are approved by Shareholders of the Fund, they will be implemented on or about April 24, 2017.

Contract Owner Voting Instructions

The Trust is organized as a Massachusetts business trust.  Interests in the Fund, a series of the Trust, are represented by shares.  Shares of the Fund currently are sold only to separate accounts of Jackson National or Jackson National Life Insurance Company of New York (“Jackson of NY”) to fund the benefits of variable life insurance and variable annuity contracts (“Variable Contracts”) issued by Jackson National or Jackson of NY (the “issuing insurers”), to qualified employee benefit plans of Jackson National or directly to Jackson National, Jackson of NY or to regulated investment companies.  Although the issuing insurers legally own all of the shares of the Fund held in their respective separate accounts that relate to Variable Contracts, a portion of the value of your Variable Contract is invested by the relevant issuing insurer, as provided in your Variable Contract, in shares of the Fund.

You have the right under your Variable Contract to instruct the issuing insurer how to vote the shares attributable to your Variable Contract.  The issuing insurer will vote all such shares in accordance with the voting instructions timely given by the owners of Variable Contracts (“Contract Owners”) with assets invested in the Fund.  Contract Owners at the close of business on January 20, 2017 (the “Record Date”), will be entitled to notice of the Meeting and to instruct the relevant issuing insurer how to vote at the Meeting or any adjourned session.  Jackson National and Jackson of NY will vote shares owned by themselves or by the qualified plans in proportion to voting instructions timely given by Contract Owners.

Contract Owners may use the enclosed voting instructions form as a ballot to give their voting instructions for those shares attributable to their Variable Contracts as of the Record Date. When a Contract Owner completes the voting instructions form and sends it to the appropriate issuing insurer, that issuing insurer will vote the shares attributable to the Variable Contract of the Contract Owner in accordance with the Contract Owner’s instructions. If a Contract Owner merely signs and returns the form, the issuing insurer will vote those shares in favor of the Proposal. If the Contract Owner does not return the form, the issuing insurer will vote those shares in the same proportion as shares for which instructions were received from other Contract Owners.  The issuing insurers have fixed the close of business on March 16, 2017, as the last day on which voting instructions will be accepted.

Adjournments

Any authorized voting instructions will be valid for any adjournment of the Meeting. If the management of the Trust receives an insufficient number of votes to approve the Proposal, the Meeting may be adjourned to permit the solicitation of additional votes. Those persons named as proxies in the voting instructions have the discretion to vote for any such adjournment.  The approval of the Proposal depends upon whether a sufficient number of votes are cast for the Proposal.  Accordingly, an instruction to abstain from voting on the Proposal has the same practical effect as an instruction to vote against the Proposal.

If the necessary quorum to transact business or the vote required to approve the Proposal is not obtained at the Meeting, the persons named as proxies may propose one or more adjournments of the Meeting, in accordance with applicable law, to permit further solicitation of proxies with respect to the Proposal. Any such adjournment will require the affirmative vote of the holders of a majority of the shares of the concerned Fund present in person or by proxy at a Meeting.  The persons named as proxies will vote FOR any such adjournment those proxies which they are entitled to vote in favor of the Proposal and will vote AGAINST any such adjournment those proxies to be voted against the Proposal.

Revocation of Voting Instructions

Any person giving voting instructions may revoke them at any time prior to exercising them by submitting to the Secretary of the Trust a superseding voting instruction form or written notice of revocation. Voting instructions can be revoked until the Meeting date. Only the Contract Owner executing the voting instructions can revoke them. The issuing insurers will vote the shares of the Fund in accordance with all properly executed and unrevoked voting instructions.

SUMMARY OF THE PROPOSAL

PROPOSAL: TO APPROVE OR DISAPPROVE CERTAIN FUNDAMENTAL POLICY AND INVESTMENT STRATEGY CHANGES FOR THE JNL/CAPITAL GUARDIAN GLOBAL BALANCED FUND

Introduction

This proxy statement is being furnished to Shareholders of the Fund, a series of the Trust.  This proxy statement relates to the approval by the Board of the changes in certain fundamental policies and investment strategies of the Fund. The Trust is providing this proxy statement to Shareholders investing in the Fund as of January 20, 2017, the Record Date.

At the meeting of the Board held on November 30-December 2, 2016, Jackson National Asset Management, LLC (“JNAM” or “Adviser”), whose address is 225 W. Wacker Drive, Chicago, Illinois 60606, recommended certain fundamental policy and investment strategy changes that would allow the Fund to exclusively invest in the shares of the American Funds Insurance Series® - Asset Allocation FundSM (the “Master Fund”) (the “Fund Changes”).

The Board has approved the Fund Changes. The Board, including all Trustees who are not “interested persons” of the Trust (as defined by the 1940 Act) (“Independent Trustees”), approved the Record Date as of the close of business on January 20, 2017, for determination of Shareholders entitled to receive the proxy statement regarding the Fund Changes and for Shareholders to vote on the Fund Changes.

Also at the meeting of the Board held on November 30-December 2, 2016, the Board, including the Independent Trustees, of the Fund unanimously voted to approve a change to the Fund’s investment objective and a change in the Fund’s name to JNL/American Funds Balanced Fund.  These changes are also effective as of April 24, 2017, and are contingent upon Shareholder approval of the Fund Changes.

The Trust, a Massachusetts business trust, is an open-end management investment company, commonly known as a mutual fund, registered under the 1940 Act.  The Trust currently offers shares in 100 funds.

As Adviser to the Trust, JNAM selects, contracts with, compensates, and monitors sub-advisers (each a “Sub-Adviser”) to manage the investment and reinvestment of the assets of each of the funds, including the Fund.  JNAM monitors the compliance of each Sub-Adviser with the investment objectives and related policies of each series of the Trust, reviews the performance of each Sub-Adviser, and reports on such performance to the Board.  In addition, JNAM manages certain funds’ assets on a day-to-day basis and is responsible for the allocations of some of the series of the Trust.

JNAM is the investment adviser to the Trust and provides the Trust with professional investment supervision and management. JNAM is a wholly owned subsidiary of Jackson National, which is in turn a wholly owned subsidiary of Prudential plc, a publicly traded company incorporated in the United Kingdom.  Prudential plc is not affiliated in any manner with Prudential Financial Inc., a company whose principal place of business is in the United States of America.   JNAM also serves as the Fund’s Administrator.  Jackson National Life Distributors LLC (“JNLD”), whose address is 7601 Technology Way, Denver, Colorado 80237, is the principal underwriter of the shares of the Fund.  JNLD is a wholly owned subsidiary of Jackson National.

Information Concerning the Fundamental Policy and Investment Strategy Changes for the JNL/Capital Guardian Global Balanced Fund

JNAM is recommending certain fundamental policy and investment strategy changes for the Fund, which is currently sub-advised by Capital Guardian Trust Company (“CGTC”).  The Fund Changes that are being proposed will convert the Fund from a single manager Fund with CGTC acting as the sole sub-adviser to a feeder fund in a master/feeder fund structure. JNAM will continue to serve as the investment adviser to the Fund, but the Fund will no longer have a Sub-Adviser.  Instead of buying securities directly as the Fund does under its current sub-advised structure, the Fund will invest exclusively in a single registered investment company referred to as a “master fund,” and the master fund will purchase and manage a pool of investment securities. The Fund, operating as a feeder fund, will be subject to the same investment objective and restrictions as the Master Fund.

The Fund will seek high total return (including income and capital gains) consistent with preservation of capital over the long term through investing exclusively in the shares the Master Fund.  The Master Fund is a separate, unaffiliated fund and is managed by Capital Research and Management Company SM (“CRMC”).

Because the Fund will invest all of its assets in the Master Fund, investment advisory services will be provided at the Master Fund level by CRMC. Pursuant to the Fund’s investment advisory and management agreement with the Trust, JNAM will provide the services for the Fund that are normally provided by a fund’s Sub-Adviser with the exception of portfolio management, which will be provided at the Master Fund level. JNAM will provide master-feeder operational support services to the Fund under its investment advisory and management agreement with the Trust so long as the Fund is part of a master-feeder fund structure. Such services will include, but are not limited to: (1) monitoring the ongoing investment performance of the Master Fund; (2) monitoring the Fund’s other service providers; (3)

facilitating the distribution of Master Fund shareholder materials to Fund shareholders; and (4) providing such other services as are necessary or appropriate to the efficient operation of the Fund with respect to its investment in the corresponding Master Fund.

The Board has approved the following investment objective and investment strategy changes for the Fund, which are reflected in italics as follows:

Investment Objective. The JNL/American Funds Balanced Fund (“Fund” or “Feeder Fund”) seeks high total return (including income and capital gains) consistent with preservation of capital over the long term through exclusive investment in the shares of the American Funds Insurance Series® - Asset Allocation Fund SM (“Master Fund”).~~The investment objective of the Fund is to seek income and capital growth, consistent with reasonable risk.~~

Principal Investment Strategies.  The Fund operates as a “feeder fund” and seeks to achieve its goal by investing all of its assets in Class 1 shares of the Master Fund.

The Master Fund is designed for investors seeking high total return (including income and capital gains) consistent with preservation of capital over the long term.

The Master Fund varies its mix of equity securities, debt securities and money market instruments. Under normal market conditions, the Master Fund expects (but is not required) to maintain an investment mix falling within the following ranges: 40%-80% in equity securities, 20%-50% in debt securities and 0%-40% in money market instruments and cash. As of [to be updated], the Master Fund was approximately 66% invested in equity securities, 24% invested in debt securities and 10% invested in money market instruments and cash. The proportion of equities, debt and money market securities held by the Master Fund varies with market conditions and the Master Fund’s assessment of their relative attractiveness as investment opportunities.

The Master Fund invests in a diversified portfolio of common stocks and other equity securities, bonds and other intermediate and long-term debt securities, and money market instruments (debt securities maturing in one year or less). The Master Fund may invest up to 15% of its assets in common stocks and other equity securities of issuers domiciled outside the United States and up to 5% of its assets in debt securities of issuers domiciled outside the United States. In addition, the Master Fund may invest up to 25% of its debt assets in lower quality debt securities (rated Ba1 or below and BB+ or below by Nationally Recognized Statistical Rating Organizations designated by the Master Fund or unrated but determined to be of equivalent quality by the Master Fund). Such securities are sometimes referred to as “junk bonds.”

The Master Fund uses a system of multiple portfolio managers in managing the fund’s assets. Under this approach, the portfolio of the Master Fund is divided into segments managed by individual portfolio managers who decide how their respective segments will be invested.

The Fund relies on the professional judgment of its Master Fund to make decisions about the Master Fund’s portfolio investments. The basic investment philosophy of the Master Fund is to seek to invest in attractively priced securities that, in its opinion, represent good, long-term investment opportunities. The Master Fund believes that an important way to accomplish this is through fundamental analysis, which may include meeting with company executives and employees, suppliers, customers and competitors. Securities may be sold when the investment adviser believes that they no longer represent relatively attractive investment opportunities. ~~The Fund seeks to meet its objective through investments in stocks and fixed-income securities of U.S. and non-U.S. issuers.  The Fund’s neutral position is a blend of 65% equities and 35% fixed-income, but may allocate 55% to 75% of the Fund’s assets to equity securities and 25% to 45% of the Fund’s assets to fixed-income securities.~~

~~The Fund may also invest in debt securities of developing country (emerging market) issuers.~~

~~Under normal market conditions, the Fund invests significantly (ordinarily at least 40% —unless market conditions are not deemed favorable by Capital Guardian Trust Company (the “Sub-Adviser”), in which case the Fund would invest at least 30%) in non-U.S. companies. The Fund will allocate its assets among various regions and countries, including the United States (but in no less than three different countries).~~

~~The Fund may also invest in debt securities of developing country (emerging market) issuers.~~

~~Consistent with the Fund’s objectives, the Fund may from time to time purchase derivative securities, such as forward currency contracts and currency futures and options, to, among other reasons, manage foreign currency exposure, provide liquidity, provide exposure not otherwise available, manage risk and implement investment strategies in a more efficient manner.  Derivatives will not be used, however, to leverage the Fund’s exposure above its total net assets.~~

All mutual funds are required to adopt fundamental policies with respect to a limited number of matters.  Fundamental investment restrictions or policies cannot be changed, as a matter of law, without shareholder approval. The Board has approved fundamental policy changes for the Fund, which are reflected in the table below.  If approved by Shareholders, the Fund will be subject to the same restrictions of its corresponding Master Fund.

Current Fundamental Policies	New Fundamental Policies (if approved by Shareholders)
(1) The Fund shall be a “diversified company,” as such term is defined under the Investment Company Act of 1940, as amended (“1940 Act”).	(1) The Fund, through investments in the Master Fund, is a diversified series of an open-end management company.
(2) The Fund may not invest more than 25% of the value of its respective assets in any particular industry (other than U.S. Government securities and/or foreign sovereign debt securities).	(2) The Fund may not invest 25% or more of its total assets in the securities of issuers in the same industry.
(3)    The Fund may not invest directly in real estate or interests in real estate; however, the Fund may own debt or equity securities issued by companies engaged in those businesses.

(4)    The Fund may not purchase or sell physical commodities other than foreign currencies unless acquired as a result of ownership of securities (but this limitation shall not prevent the Fund from purchasing or selling options, futures, swaps and forward contracts or from investing in securities or other instruments backed by physical commodities).

(3)    The Fund may not purchase or sell real estate or commodities, except to the extent permitted by (i) the 1940 Act and the rules and regulations thereunder, or other successor law governing the regulation of registered investment companies, or interpretations or modifications thereof by the SEC, SEC staff or other authority of competent jurisdiction, or (ii) exemptive or other relief or permission from the SEC, SEC staff or other authority of competent jurisdiction.

(5)    The Fund may not lend any security or make any other loan if, as a result, more than 33 1/3% of the Fund’s total assets would be lent to other parties (this limitation does not apply to purchases of commercial paper, debt securities or repurchase agreements).

(5)    The Fund may not make loans, except to the extent permitted by (i) the 1940 Act and the rules and regulations thereunder, or other successor law governing the regulation of registered investment companies, or interpretations or modifications thereof by the SEC, SEC staff or other authority of competent jurisdiction, or (ii) exemptive or other relief or permission from the SEC, SEC staff or other authority of competent jurisdiction.

         For the purposes of this fundamental policy, the Fund may not lend more than 33-1/3% of its total assets, except through the purchase of debt obligations.

(6)    The Fund may not act as an underwriter of securities issued by others, except to the extent that the Fund may be deemed an underwriter in connection with the disposition of portfolio securities of the Fund.

(6)    The Fund may not act as an underwriter of securities issued by others, except to the extent permitted by (i) the 1940 Act and the rules and regulations thereunder, or other successor law governing the regulation of registered investment companies, or interpretations or modifications thereof by the SEC, SEC staff or other authority of competent jurisdiction, or (ii) exemptive or other relief or permission from the SEC, SEC staff or other authority of competent jurisdiction.

(7)    The Fund may not issue senior securities except that the Fund may borrow money for temporary or emergency purposes (not for leveraging or investment) in an amount not exceeding 25% of the value of its total assets (including the amount borrowed) less liabilities (other than borrowings).  If borrowings exceed 25% of the value of the Fund’s total assets by reason of a decline in net assets, the Fund will reduce its borrowings within three business days to the extent necessary to comply with the 25% limitation.  This

(7)    The Fund may not issue senior securities, except to the extent permitted by (i) the 1940 Act and the rules and regulations thereunder, or other successor law governing the regulation of registered investment companies, or interpretations or modifications thereof by the SEC, SEC staff or other authority of competent jurisdiction, or (ii) exemptive or other relief or permission from the SEC, SEC staff or other authority of competent jurisdiction.

Current Fundamental Policies	New Fundamental Policies (if approved by Shareholders)
policy shall not prohibit reverse repurchase agreements, deposits of assets to margin or guarantee positions in futures, options, swaps and forward contracts, or the segregation of assets in connection with such contracts, or dollar rolls where segregated.
The Fund may borrow money in amounts of up to 33-1/ 3% of its total assets from banks for any purpose, and may borrow up to 5% of its total assets from banks or other lenders for temporary purposes.
(8) No corresponding policy.	(8) The Fund may not invest in companies for the purpose of exercising control of management.
(9)    The Fund may not invest more than 15% of its net assets in illiquid securities.  This limitation does not apply to securities eligible for resale pursuant to Rule 144A of the Securities Act of 1933, as amended (“1933 Act”) or commercial paper issued in reliance upon the exemption from registration contained in Section 4(a)(2) of the 1933 Act, which have been determined to be liquid in accord with guidelines established by the Fund’s Board of Trustees.
No corresponding policy.

The Board has also approved, subject to and in connection with Shareholder approval of the Fund Changes, the elimination of the current non-fundamental investment restrictions and the replacement of these restrictions with the corresponding non-fundamental investment restrictions of the Master Fund.   The Fund’s non-fundamental investment restrictions may be amended by the Board without Shareholder approval.

There will also be changes to the portfolio managers and the principal risks of the Fund. Currently, the Fund’s investments are selected by CGTC; however, if the Proposal is approved by shareholders, JNAM will provide those services that are normally provided by a fund’s investment adviser with the exception of portfolio management. The following table describes the Master Fund’s portfolio managers and the portfolio managers’ business experience. Information about the Master Fund’s portfolio managers’ compensation, other accounts they manage, and their ownership of securities of the Master Fund will be available in the Trust’s Statement of Additional Information dated April 24, 2017, as supplemented.
Master Fund	Master Fund Portfolio Managers	Business Experience
American Funds Insurance Series® - Asset Allocation Fund SM
Capital Research and Management Company
333 South Hope Street
Los Angeles, California 9007, and
6455 Irvine Center Drive
Irvine, California 92618

Portfolio Managers:
Alan N. Berro
J. David Carpenter
David A. Daigle
Jeffery T. Lager
James R. Mulally
John R. Queen

•      Alan N. Berro is a Partner of Capital World Investors and has been an investment professional for 30 years in total; 25 years with CRMC or its affiliates.

•      J. David Carpenter is a Partner of Capital World Investors and has been an investment professional for 22 years in total; 18 years with CRMC or its affiliates.

•      David A. Daigle is a Partner of Capital Fixed Income Investors and has been an investment professional for 22 years, all with CRMC or its affiliates.

•      Jeffery T. Lager is a Partner of Capital World Investors and has been an investment professional for 21 years in total; 20 years with CRMC or its affiliates.

•      James R. Mulally is a Partner of Capital Fixed Income Investors and has been an investment professional for 40 years in total; 36 years with CRMC or its affiliates.

•      John R. Queen is a Vice President of Capital Fixed Income Investors and has been an investment professional for 25 years in total; 13 years with CRMC or its affiliates.

The Board approved certain changes to the principal risks of the Fund to add accounting risk, allocation risk, debt securities ratings risk, forward and futures contract risk, high-yield bonds, lower-rated bonds, and unrated securities risk, income risk, investment style risk, liquidity risk, market risk, and U.S. Government securities risk and to remove credit risk, emerging markets and less developed countries risk, fixed-income risk, and interest rate risk.

Additionally, there will be changes to the total expenses for the Fund.  It is estimated that the total annual fund operating expense ratio for the Fund will be lower than those of the Fund currently. The Fund, operating as a feeder fund, will bear its own operating expenses as well as its pro rata share of its Master Fund’s fees and expenses.  Because the Fund will be investing all of its assets in a Master Fund, Shareholders will bear the fees and expenses of both the Fund and the Master Fund in which the invests. The Board has approved the expense changes for the Fund reflected in the tables below.  Fees and expenses for the Fund are based on those incurred for the fiscal year ended December 31, 2015.  The pro forma fees and expenses of the Fund assume that the Fund Changes had been in effect for the year ended December 31, 2015.

Annual Operating Expenses
(expenses that you pay each year as a percentage of the value of your investment)
	Current Expenses		Pro Forma Expenses [1] (assuming the Proposal is approved by Shareholders)
	Class A	Class B	Class A	Class B
Management Fee	0.65%	0.65%	0.65%	0.65%
Distribution and/or Service Fees (12b-1 fees)	0.20%	0.00%	0.20%	0.00%
Other Expenses[2]	0.16%	0.16%	0.15%	0.15%
Acquired Fund Fees and Expenses[3]	0.01%	0.01%	0.30%	0.30%
Total Annual Fund Operating Expenses	1.02%	0.82%	1.30%	1.10%
Less Waiver/Reimbursement[4]	0.00%	0.00%	0.40%	0.40%
Total Annual Fund Operating Expenses After Waiver/Reimbursement	1.02%	0.82%	0.90%	0.70%
1 The fees shown for the Feeder Fund Structure reflect the expenses for both the Fund and the Master Fund.
2 “Other Expenses” includes an Administrative Fee of 0.15% for the Fund, which is payable to JNAM.
3 Acquired Fund Fees and Expenses are the indirect expenses of investing in other investment companies.  Accordingly, the expense ratio presented in the Financial Highlights section of the prospectus will not correlate to the Total Annual Operating Expense disclosed above.
4 JNAM has contractually agreed to waive 0.40% of the management fees for the Fund, under the proposed feeder fund structure, for all net assets. This fee waiver will continue for at least one year from the date of the Fund’s prospectus unless the Board of Trustees approves a change in or elimination of the waiver.

Currently, JNAM voluntarily waives 0.025% of its management fee on all of the Fund’s assets; there is no guarantee that JNAM will continue to provide the waiver in the future.

Expense Examples

The expense example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds.  Also, this example does not reflect the expenses of the Variable Contracts or the separate account through which you indirectly invest in the Fund, whichever may be applicable, and the total expenses would be higher if they were included. The table below shows the expenses you would pay on a $10,000 investment, assuming (1) 5% annual return and (2) redemption at the end of each time period.  The example also assumes that the Fund operating expenses remain the same. The example does not reflect the voluntary fee waiver. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

	1 Year	3 Years	5 Years	10 Years
Current Expense Example
Class A	$104	$325	$563	$1,248
Class B	$84	$262	$455	$1,014
Pro Forma Expense Example (assuming the Proposal is approved by Shareholders)
Class A	$92	$373	$675	$1,533
Class B	$72	$310	$567	$1,304

OUTSTANDING SHARES

[to be provided after January 20, 2017]

The Trustees have fixed the close of business on January 20, 2017, as the Record Date for the determination of the Shareholders entitled to vote at the Meeting.  Shareholders on the Record Date will be entitled to one vote for each full share held and to a proportionate fractional vote for each fractional share.  As of the Record Date, there were issued and outstanding the following number of Fund shares:

Fund	Shares Outstanding
JNL/Capital Guardian Global Balanced Fund – Class A
JNL/Capital Guardian Global Balanced Fund – Class B

As of January 20, 2017, the officers and Trustees of the Trust, as a group, owned less than 1% of the outstanding shares of the Fund.

Because shares in the Trust are sold only to Jackson National, Jackson of NY, certain Funds of the Trust, and certain investment companies managed by affiliates of the Adviser organized as Fund of Funds, Jackson National, through its separate accounts which hold shares in the Trust as funding vehicles for variable insurance contracts and certain retirement plans, is the owner of record of substantially all of the shares of the Trust.  In addition, Jackson National, through its general account, is the beneficial owner of shares in certain of the Funds, in some cases representing the initial capital contributed at the inception of a fund, and in other cases representing investments made for other corporate purposes.  As may be required by applicable law and interpretations of the staff of the SEC, Jackson National and Jackson of NY will solicit voting instructions from owners of variable insurance contracts regarding matters submitted to Shareholder vote, and will vote the shares held by its separate accounts in accordance with the voting instructions received from variable contract owners to whose contracts such shares are attributable.  This is sometimes referred to as “pass through” voting. Further, those shares which are owned by Jackson National through its general account, and shares held in the separate accounts for which no voting instructions are received from contract owners, also will be voted in the same proportions as those shares for which voting instructions are received from variable contract owners.  This is sometimes referred to as “echo” voting.

As of the Record Date, January 20, 2017, the following persons owned 5% or more of the shares of the Fund either beneficially or of record:

Fund	Name and Address	Amount of Ownership	Percentage of Shares owned

Contract Owners may be deemed to have an indirect beneficial interest in the Fund shares owned by the separate accounts.  As noted above, Contract Owners have the right to give instructions to the insurance company shareholders as to how to vote the Fund shares attributable to their Variable Contracts.  As of January 20, 2017, no persons may be deemed to have an indirect beneficial interest totaling more than 25% of the voting securities of the Fund.

CONTINGENCY PLAN

If the Proposal is not approved by Shareholders of the Fund, the fundamental policies and investment strategies for the Fund will not change as described under the “Summary of the Proposal” section.  In that case, the Board will consider what, if any, course of action should be taken.  While the Board has made no determination regarding this contingency, it is possible that the Board would determine to re-solicit the Shareholders of the Fund to approve the Proposal.

OTHER BUSINESS

The Trustees do not intend to present and do not have reason to believe that others will present any other items of business at the Meeting. However, if other matters are properly presented to the Meeting for a vote, the proxies will be voted upon such matters in accordance with the judgment of the persons acting under the proxies.

The Trust does not hold regular meetings of Shareholders.  Shareholders wishing to submit proposals for inclusion in a proxy statement for a subsequent meeting of Shareholders should send their written proposals to the Secretary of the Trust at the address set forth on the first page of this proxy statement.

Proposals must be received a reasonable time prior to the date of a meeting of Shareholders to be considered for inclusion in the proxy materials for a meeting. Timely submission of a proposal does not, however, necessarily mean that the proposal will be included. Persons named as proxies for any subsequent meeting of Shareholders will vote in their discretion with respect to proposals submitted on an untimely basis.

SOLICITATION OF PROXIES AND CONTRACT OWNER VOTING INSTRUCTIONS

In addition to the mailing of these proxy materials, voting instructions may be solicited by letter, telephone, or personal contact by officers or employees of the Trust, JNAM, or Jackson National.

JNAM, as the Trust’s Administrator, has retained the services of Mediant Communications (“Mediant”), 400 Regency Parkway, Suite 200, Cary, North Carolina 27518, to assist in the solicitation of voting instructions.  The anticipated cost of the services to be provided by Mediant in connection with this proxy solicitation is approximately $26,470.

The costs of the printing and mailing of the Notice, this Proxy Statement, and the accompanying voting instruction card, and the solicitation of Contract Owner voting instructions, will be paid by JNAM.  The Trust is not expected to bear any significant expenses in connection with the Meeting or the solicitation of proxies and voting instructions.

PROMPT EXECUTION AND RETURN OF THE ENCLOSED VOTING INSTRUCTIONS FORM IS REQUESTED.
A SELF-ADDRESSED, POSTAGE-PAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

Mark D. Nerud
Trustee, President, and Chief Executive Officer

Dated: January 26, 2017
Lansing, Michigan